Exhibit 10.6


                 OFFICER'S DEFERRED BONUS COMPENSATION AGREEMENT

         This Agreement made and entered into this. 1st day of August, 1955, by and between CHARLES SCHMIDT, hereinafter referred to as the "Officer" and Clover Leaf Savings and Loan, a State chartered Savings & Loan, of Edwardsville, Madison County, Illinois, hereinafter referred to as the Savings and Loan as follows:

         Whereas, the Officer has been duly elected by the Board of Directors of the Savings and Loan pursuant to the By-laws of the Savings and Loan and the applicable statutes and laws of the State of Illinois, and,

         Whereas, in such capacity the Officer is entitled to certain Bonus compensation for his services so rendered, and,

         Whereas, said Bonus compensation is due and payable from time to time as established by policies of the Board of Directors as services are rendered by the Officer, and,

         Whereas, the parties have agreed that all or a portion of the payment of Bonus compensation due the Officer shall be deferred pursuant to the provisions of this Agreement,

         NOW THEREFORE, it is agreed by as follows:

          1. Credit to Account The Savings and Loan shall establish on its books an account to be known as the "Officer's Deferred Bonus Compensation Account" to which those Bonuses earned by the Officer shall be credited as they are earned.

          2. Interest All sums credited to the Officer's Deferred Bonus Compensation Account shall be credited with interest from the date earned at a per annum rate equal to that paid by the Savings and Loan on 1 year Certificates of Deposits, such rate to be established the first day of each month and to remain in effect for the entire month.

          3. Termination of Employment Upon termination of the officer's employment for whatever reason, the amount of Bonus Compensation and interest credited to the Officer's Deferred Bonus Compensation Account for the said officer shall be paid to him. Such payment shall be made either in lump sum within sixty (60) days of the Officer's termination date, or in equal monthly, quarterly, or annual installments over a period not exceeding five (5) years, however, the Officer shall elect, having the sole option to determine the method of payment. In the event the Officer elects to receive the compensation in installments, then interest shall continue to be credited to the unpaid balance as provided in Paragraph 2 hereof.

          4. Death of Officer Upon the death of the Officer prior to the receipt by him of his full balance in the Officer's Deferred Bonus Compensation Account due him hereunder, such balance shall be paid to his beneficiary as named by him below, or, in the absence or prior death of such beneficiary, then to the Officer's Estate. The beneficiary designation hereon is revocable and may be changed by the Officer at any time in writing.

          5. Nature of Account The amounts credited to the Officer's Deferred Bonus Compensation Account herunder shall remain part of the general funds of the Savings & Loan. The establishment of the Deferred Bonus Compensation Account will not require or result in the actual funding of a segregated account or serve as security for such account.

          6. Restrictions to Assignability Neither the Officer's Deferred Bonus Compensation Account or any portion thereof shall be subject to or available for assignment, transfer, encumbrance or pledge by the Officer or an Beneficiary except as provided for herin in the event of the death of an Officer, and any such attempted assignment, transfer, encumbrance, or pledge shall be considered void and without any force and effect.

          7. Relation to Employment This Agreement does not confer upon the Officer any continuing right of employment by the Savings and Loan.

          8. Reports The Savings & Loan shall annually furnish the Officer a statement showing balance and interest earned during the year.

         IN WITNESS WHEREOF, the parties have executed this Agreement, those officers of the Savings and Loan being signatory hereto having been duly authorized by the Board of Directors to so act.

                                     CLOVER LEAF SAVINGS AND LOAN


                                     BY: /s/ Charles Schmidt
                                         ----------------------------
                                              Charles Schmidt, President

ATTEST:

/s/ Dennis Cook
----------------------------
Dennis Cook, Vice President/Treasurer
                                         /s/ Charles Schmidt
                                         ----------------------------
                                            OFFICER